SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 17, 2005

TRANSMERIDIAN EXPLORATION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-60960	76-0644935
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

397 N. Sam Houston Parkway E., Suite 300

Houston, Texas 77060

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (281) 999-9091

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TRANSMERIDIAN EXPLORATION, INC.

TABLE OF CONTENTS

FOR

CURRENT REPORT ON FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement

Signature

Item 1.01.                                          Entry into a Material definitive Agreement

On February 15, 2005, Transmeridian Exploration, Inc., a Delaware corporation, issued a press release announcing that its 50%-owned subsidiary, OJSC Caspi Neft (“Caspi Neft”) has executed amendments to its two primary loan agreements, pursuant to which the lender has granted it an extension of time for making all principal and interest payments due between February and mid-July 2005 under the two loan agreements until July 15, 2005.

Item 9.01                                             Financial Statements and Exhibits

10.10

Addendum #6 to the $20 Million General Loan Agreement dated February 14, 2002 by and among Bank Turan-Alem, OJSC Caspi Neft TME, Transmeri dian Exploration, Inc. (BVI) and Bramex Management, Inc., successor to Kazstroiproekt, Ltd

10.11

Addendum #1 to the $30 Million General Loan Agreement dated June 2, 2003 by and among Bank Turan-Alem, OJSC Caspi Neft TME, Transmeridian Exploration, Inc. (BVI) and Bramex Management, Inc., successor to Kazstroiproekt, Ltd

10.12	Agreement by and among OJSC Caspi Neft TME, Bank Turan-Alem, Transmeridian exploration, Inc. (BVI), and Bramex Management, Inc., successor to Kazstroiproekt, Ltd

99.1	Press release announcing loan amendments

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION, INC.

Date: February 16, 2005	By:	/s/ CHARLES CAMPISE
Charles Campise
Corporate Controller